EXHIBIT 99.1

REVOCABLE PROXY

HERITAGE FINANCIAL HOLDING CORPORATION

☒	PLEASE MARK VOTE
AS IN THIS EXAMPLE

SPECIAL MEETING OF STOCKHOLDERS

DECEMBER 29, 2004

The undersigned hereby appoints R. Jeron Witt and Harold B. Jeffreys, and each of them, acting singly, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of common stock, $0.01 par value per share, which the undersigned is entitled to vote at the Special Meeting of Stockholders of Heritage Financial Holding Corporation to be held on Wednesday, December 29, 2004 at 2 p.m., Central time, at Decatur Utilities Auditorium, 1002 Central Parkway SW, Decatur, Alabama 35601, and at any and all adjournments thereof. The proxies are authorized to vote all shares of common stock in accordance with the following instructions and with discretionary authority upon such other business as may properly come before the meeting or any adjournment thereof.

1.	The proposal to approve and adopt (a) the Agreement and Plan of Merger, dated as of July 15, 2004, as amended, by and among The Peoples Holding Company, The Peoples Bank & Trust Company, Heritage Financial Holding Corporation and Heritage Bank, as amended, pursuant to which Heritage Financial Holding Corporation, upon satisfaction of certain conditions, will merge into Peoples, with Peoples surviving the merger, (b) the related plan of merger and (c) the merger.

☐  FOR                         ☐  AGAINST                        ☐  ABSTAIN

2.	To transact such other business as may properly come before the special meeting or any adjournments thereof.

The Board of Directors unanimously recommends a vote “FOR” Proposal No. 1.

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED OR, WHERE NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” PROPOSAL NO. 1 AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Please be sure to date and sign this Proxy in the box below.

Stockholder sign above        Co-holder (if any) sign above        Date

Detach above card, date, sign and mail in postage paid envelope provided.

HERITAGE FINANCIAL HOLDING CORPORATION

Please sign exactly as your name(s) appear(s) on this proxy card. Joint owners should each sign. When signing in a representative capacity, please give full title.

PLEASE ACT PROMPTLY

DATE, SIGN AND MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.